News Release

International Paper Reports Second Quarter 2018 Earnings

MEMPHIS, Tenn. – July 26, 2018 – International Paper (NYSE: IP) today reported second quarter 2018 net earnings attributable to International Paper of $405 million ($0.97 per diluted share) compared with $729 million ($1.74 per diluted share) in the first quarter of 2018 and net earnings of $80 million ($0.19 per diluted share) in the second quarter of 2017. Net earnings in all periods include the impact of special items, if any, non-operating pension expense and discontinued operations.

Diluted Net EPS Attributable to International Paper Shareholders and Adjusted Operating EPS

	Second Quarter 2018	First Quarter 2018	Second Quarter 2017
Net Earnings	$0.97	$1.74	$0.19
Less – Discontinued Operations (Gain) Loss	0.05	(0.88)	0.01
Net Earnings (Loss) from Continuing Operations	1.02	0.86	0.20
Add Back – Non-Operating Pension Expense	0.07	0.01	0.05
Add Back – Net Special Items Expense (Income)	0.10	0.07	0.41
Adjusted Operating Earnings*	$1.19	$0.94	$0.66

*
Adjusted operating earnings (non-GAAP) is defined as net earnings attributable to International Paper Company (GAAP) excluding discontinued operations, special items and non-operating pension expense. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results.

Adjusted operating earnings in the second quarter of 2018 were $498 million ($1.19 per diluted share) compared with $395 million ($0.94 per diluted share) in the first quarter of 2018, and $274 million ($0.66 per diluted share) in the second quarter of 2017.
Net sales were $5.8 billion in the second quarter of 2018 compared with $5.6 billion in the first quarter of 2018 and $5.4 billion in the second quarter of 2017.
Business segment operating profits were $697 million in the second quarter of 2018 compared with $512 million in the first quarter of 2018 and $157 million in the second quarter of 2017.
Cash provided by (used for) operations was $801 million in the second quarter of 2018 and $645 million in the second quarter of 2017. Free cash flow (non-GAAP) was $361 million in the second quarter of 2018 and $355 million in the second quarter of 2017.

“International Paper delivered a very strong second quarter and year-over-year earnings growth,” said Mark Sutton, Chairman and Chief Executive Officer.  “We had outstanding commercial performance, with sequential volume growth and price realization across our three businesses.  Operationally, our global team members performed well in a heavy maintenance outage quarter and continue to work aggressively to offset higher distribution and continuing input cost pressure.  We see healthy demand across our global operations and are confident in our commitment to deliver a second consecutive year of strong earnings growth.”

SEGMENT INFORMATION

The performance of the Company’s business segments is measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items (non-GAAP). Second quarter 2018 business segment operating profits and business trends compared with the prior quarter are as follows:
Industrial Packaging operating profits in the second quarter of 2018 were $537 million ($569 million excluding special items) compared with $437 million ($464 million excluding special items) in the first quarter of 2018. In North America, continued strong box and export containerboard demand and higher sales prices across all channels drove improved earnings. Input costs were favorable in the quarter driven by lower recovered fiber.
Global Cellulose Fibers operating profits in the second quarter of 2018 were $66 million ($69 million excluding special items) compared with $11 million ($15 million excluding special items) in the first quarter of 2018. Earnings were favorably impacted by continued price realization for fluff and commodity grades across all regions, lower planned maintenance outage expense and lower operating costs.
Printing Papers operating profits in the second quarter of 2018 were $94 million versus $64 million in the first quarter of 2018. In North America, improved earnings were driven by higher sales volume, continued price realization, better geographic mix, improved mill operations and lower input costs, which were partially offset by higher distribution and planned maintenance outage expense. In Brazil, earnings improved driven by price realization and favorable foreign currency impacts which were partially offset by the impact of a truckers' strike. In Europe and Russia, higher sales prices and favorable mix were offset by lower sales volumes due to higher planned maintenance outages and by higher input costs.

EQUITY METHOD INVESTMENTS
Ilim joint venture equity earnings were $57 million in the second quarter of 2018 compared with $92 million in the first quarter of 2018. Operationally, sales prices and volumes increased, but were offset by higher input and operating costs. The Company recognized a non-cash after-tax foreign exchange loss of $39 million in the second quarter of 2018 ($0.09 per diluted share) compared with a loss of $0.4 million in the first quarter of 2018 ($0.00 per diluted share), primarily due to Ilim's U.S. dollar denominated net debt.

International Paper recorded equity earnings of $15 million in the second quarter of 2018 on its 20.5% ownership position in Graphic Packaging compared with $2 million in the first quarter of 2018. The Company also received a $6 million cash dividend during the quarter.

CORPORATE EXPENSES
Corporate expenses were $30 million for the second quarter of 2018, compared with $9 million in the first quarter of 2018.

EFFECTIVE TAX RATE
The reported effective tax rate for the second quarter of 2018 was 27%, which reflects the impact of state income tax legislative changes, compared to a 2018 first quarter reported effective tax rate of 25%. In the fourth quarter of 2017, the Company recorded a provisional net benefit related to the enactment of the U.S. Tax Cuts and Jobs Act ("Tax Reform".) The net benefit is comprised of a non-cash benefit related to the remeasurement of the Company's U.S. deferred taxes and additional tax expense related to the deemed repatriation of earnings of its foreign subsidiaries. The Company continues to analyze Tax Reform and the provisional amounts will be finalized in 2018. No changes were made to these provisional amounts in the second quarter. Excluding special items, non-operating pension expense and discontinued operations, the effective tax rate for the second quarter of 2018 was 25%, equal to the effective tax rate of 25% in the first quarter of 2018.

EFFECTS OF SPECIAL ITEMS
Special items in the second quarter of 2018 included a pre-tax charge of $26 million ($18 million after taxes) included in Restructuring and other charges related to the optimization of our EMEA Packaging business. Special items also included a pre-tax charge of $12 million ($9 million after taxes) for costs associated with our proposal to acquire Smurfit Kappa, pre-tax charges of $9 million ($7 million after taxes) related to the removal of abandoned property at our mills and a tax expense of $9 million due to state income tax legislative changes.
Special items in the first quarter of 2018 included a pre-tax charge of $22 million ($17 million after taxes) for Restructuring and other charges related to the optimization of our EMEA Packaging business. Special items also included pre-tax charges of $9 million ($7 million after taxes) related to the removal of abandoned property at our mills and a pre-tax charge of $9 million ($7 million after taxes) for a legal settlement.
Special items in the second quarter of 2017 included a pre-tax gain of $16 million ($11 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax gain of $14 million ($9 million after taxes) related to the sale of our investment in ArborGen and a gain of $2 million (before and after taxes) for other items. Special items also included a pre-tax charge of $354 million ($219 million after taxes) related to the settlement of the Kleen Products antitrust class action lawsuit, a pre-tax loss of $9 million ($4 million after taxes) for the impairment of the assets of our Foodservice business in Asia, a pre-tax loss of $5 million ($3 million after taxes) for integration costs associated with the 2016 acquisition of the Weyerhaeuser pulp business and a net charge of $1 million (before and after taxes) for other items. Also included in special items is a net tax benefit of $47 million primarily due to income tax refund claims.
DISCONTINUED OPERATIONS
As a result of the transfer of the North American Consumer Packaging business on January 1, 2018, all current and prior year amounts have been adjusted to reflect this business as a discontinued operation. Discontinued operations in the second quarter of 2018 was a loss of $23 million ($0.05 per diluted share) compared with income of $368 million ($0.88 per diluted share) in the first quarter of 2018 and a loss of $4 million ($0.01 per diluted share) in the second quarter of 2017. Discontinued operations in the second quarter of 2018 included a pre-tax loss of $28 million ($21 million after taxes) to adjust the gain on the transfer of the business associated with the final post-closing adjustments and charges of $2 million (before and after taxes) for costs associated with the transfer. Discontinued operations in the first quarter of 2018 included a pre-tax gain on the transfer of the business of $516 million ($385 million after taxes) and pre-tax charges of $23 million ($17 million after taxes) for costs associated with the transfer. Discontinued operations in the second quarter of 2017 included the operating earnings of the North American Consumer Packaging business.

EARNINGS WEBCAST
The company will host a webcast to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Performance/Investors tab and going to the Presentations and Events/Webcasts page. A replay of the webcast will also be on the web site beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper second quarter earnings call. The conference ID number is 4999677. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056 or (800) 585-8367, and when prompted for the conference ID, enter 4999677.

About International Paper
International Paper (NYSE: IP) is a leading global producer of renewable fiber-based packaging, pulp and paper products with manufacturing operations in North America, Latin America, Europe, North Africa, Russia and India. We produce corrugated packaging products that protect and promote goods, and enable worldwide commerce; pulp for diapers, tissue and other personal hygiene products that promote health and wellness and papers that facilitate education and communication. We are headquartered in Memphis, Tenn., and employ approximately 52,000 colleagues located in more than 24 countries. Net sales for 2017 were $22 billion. For more information about International Paper, our products and global citizenship efforts, please visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. Words such as “expects”, “anticipates”, “continues to believe”, “estimates” and similar expressions identify forward-looking statements. The forward-looking statements include, but are not limited to, earnings growth. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and changes in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through joint ventures; (vii) our ability to achieve the benefits we expect from strategic acquisitions, divestitures and restructurings, and (viii) other factors that can be found in International Paper’s press releases and U.S. Securities and Exchange Commission (the “SEC”) filings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the Company’s SEC filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Contacts:
Media: Thomas J. Ryan, 901-419-4333; Investors: Guillermo Gutierrez; 901-419-1731; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2018		2017		2018		2018		2017
Net Sales	$5,833		$5,383		$5,621		$11,454		$10,515
Costs and Expenses
Cost of products sold	3,922	(a)	3,749	(f)	3,948	(a)	7,870	(a)	7,387	(f)
Selling and administrative expenses	451	(b)	393	(g)	421		872	(b)	786	(g)
Depreciation, amortization and cost of timber harvested	330		334		325		655		654
Distribution expenses	403		359		366		769		707
Taxes other than payroll and income taxes	42		41		44		86		83
Restructuring and other charges	26	(c)	(16)	(h)	22	(c)	48	(c)	(16)	(h)
Net (gains) losses on sales and impairments of business	—		9	(i)	—		—		9	(i)
Litigation settlement	—		354	(j)	—		—		354	(j)
Net bargain purchase gain on acquisition of business	—		—		—		—		(6)	(k)
Interest expense, net	133		137	(l)	135		268		279	(l)
Non-operating pension expense	36		46		4		40		84
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	490	(a-c)	(23)	(f-j,l)	356	(a,c)	846	(a-c)	194	(f-l)
Income tax provision (benefit)	130	(d)	(87)	(m)	89		219	(d)	(14)	(m)
Equity earnings (loss), net of taxes	70		20		95		165		68
Earnings (Loss) From Continuing Operations	430	(a-d)	84	(f-j, l-m)	362	(a,c)	792	(a-d)	276	(f-m)
Discontinued operations, net of taxes	(23)	(e)	(4)		368	(e)	345	(e)	13
Net Earnings (Loss)	407	(a-e)	80	(f-j, l-m)	730	(a,c,e)	1,137	(a-e)	289	(f-m)
Less: Net earnings (loss) attributable to noncontrolling interests	2		—		1		3		—
Net Earnings (Loss) Attributable to International Paper Company	$405	(a-e)	$80	(f-j, l-m)	$729	(a,c,e)	$1,134	(a-e)	$289	(f-m)
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$1.03		$0.20		$0.87		$1.91		$0.67
Discontinued operations	(0.05)		(0.01)		0.89		0.83		0.03
Net earnings (loss)	$0.98		$0.19		$1.76		$2.74		$0.70
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$1.02		$0.20		$0.86		$1.88		$0.66
Discontinued operations	(0.05)		(0.01)		0.88		0.83		0.03
Net earnings (loss)	$0.97		$0.19		$1.74		$2.71		$0.69
Average Shares of Common Stock Outstanding - Diluted	417.7		416.4		418.2		418.8		416.7
Cash Dividends Per Common Share	$0.4750		$0.4625		$0.4750		$0.9500		$0.9250
Amounts Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations, net of tax	$428		$84		$361		$789		$276
Discontinued operations, net of tax	(23)		(4)		368		345		13
Net earnings (loss)	$405		$80		$729		$1,134		$289

The accompanying notes are an integral part of this consolidated statement of operations.

(a)
Includes pre-tax charges of $9 million ($7 million after taxes) for each of the three months ended June 30, 2018 and March 31, 2018 and $18 million ($14 million after taxes) for the six months ended June 30, 2018 for the removal of abandoned property at our mills. Includes a pre-tax charge of $9 million ($7 million after taxes) for the three months ended March 31, 2018 and six months ended June 30, 2018 for a legal settlement.

(b)	Includes a pre-tax charge of $12 million ($9 million after taxes) for the three months and six months ended June 30, 2018 associated with our proposal to acquire Smurfit Kappa.

(c)
Includes pre-tax charges of $26 million ($18 million after taxes), $22 million ($17 million after taxes) and $48 million ($35 million after taxes) for the three months ended June 30, 2018 and March 31, 2018 and the six months ended June 30, 2018, respectively, related to the optimization of our EMEA Packaging business.

(d)	Includes tax expense of $9 million for the three months and six months ended June 30, 2018 related to state income tax legislative changes.

(e)
Includes a pre-tax charge of $28 million ($21 million after taxes), pre-tax income of $516 million ($385 million after taxes) and pre-tax income of $488 million ($364 million after taxes) for the three months ended June 30, 2018 and March 31, 2018 and the six months ended June 30, 2018, respectively, for the gain on the transfer of the North American Consumer Packaging business. Also includes pre-tax charges of $2 million (before and after taxes), $23 million ($17 million after taxes) and $25 million ($19 million after taxes) for the three months ended June 30, 2018 and March 31, 2018 and the six months ended June 30, 2018, respectively, for transaction costs to transfer the North American Consumer Packaging business.

(f)
Includes pre-tax charges of $5 million ($3 million after taxes) and $7 million ($5 million after taxes) for the three months and six months ended June 30, 2017, respectively, for the removal of abandoned property at our mills and other costs. Includes a pre-tax charge of $14 million ($8 million after taxes) for the six months ended June 30, 2017 for the amortization of the inventory fair value step-up for the pulp business acquired in December 2016.

(g)
Includes pre-tax charges of $5 million ($3 million after taxes) and $9 million ($5 million after taxes) for the three months and six months ended June 30, 2017, respectively, for acquisition and integration costs associated with the pulp business acquired in December 2016.

(h)
Includes a pre-tax gain of $14 million ($9 million after taxes) related to the sale of our investment in ArborGen and a gain of $2 million (before and after taxes) for other items for the three months and six months ended June 30, 2017.

(i)	Includes a pre-tax charge of $9 million ($4 million after taxes) for the three months and six months ended June 30, 2017 for the impairment of the assets of our Foodservice business in Asia.

(j)
Includes a pre-tax charge of $354 million ($219 million after taxes) for the three months and six months ended June 30, 2017 related to the settlement of the Kleen Products anti-trust class action lawsuit.

(k)
Includes a net bargain purchase gain of $6 million (before and after taxes) for the six months ended June 30, 2017 associated with the June 2016 acquisition of Holmen Paper's newsprint mill in Madrid, Spain.

(l)	Includes a pre-tax gain of $4 million ($2 million after taxes) for the three months and six months ended June 30, 2017 for interest income associated with an income tax refund claim.

(m)
Includes a net tax benefit of $47 million for the three months and six months ended June 30, 2017 primarily due to income tax refund claims and a tax expense of $15 million for the six months ended June 30, 2017 for international investment restructuring.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) Attributable to International Paper Company to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions except for per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2018		2017		2018		2018		2017
Net Earnings (Loss) Attributable to International Paper Company	$405		$80		$729		$1,134		$289
Less: Discontinued operations (gain) loss	23	(a)	4		(368)	(a)	(345)	(a)	(13)
Earnings (Loss) from Continuing Operations, including non-controlling interest	428		84		361		789		276
Add back: Non-operating pension expense	27		21		3		30		40
Add back: Special items expense (gain)	43	(b)	169	(c)	31	(b)	74	(b)	190	(c)
Adjusted Operating Earnings	$498		$274		$395		$893		$506

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2018		2017		2018		2018		2017
Diluted Earnings per Common Share as Reported	$0.97		$0.19		$1.74		$2.71		$0.69
Less: Discontinued operations (gain) loss	0.05		0.01		(0.88)		(0.83)		(0.03)
Continuing Operations	1.02		0.20		0.86		1.88		0.66
Add back: Non-operating pension expense	0.07		0.05		0.01		0.07		0.10
Add back: Special items expense (gain)	0.10		0.41		0.07		0.18		0.46
Adjusted Operating Earnings per Share	$1.19		$0.66		$0.94		$2.13		$1.22
Notes:

(a)	See footnote (e) on the Consolidated Statement of Operations

(b)	See footnotes (a) - (d) on the Consolidated Statement of Operations

(c)	See footnotes (f) - (m) on the Consolidated Statement of Operations

(1)
The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of non-operating pension expense, items considered by management to be unusual and discontinued operations from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

(2)	Since diluted earnings per share are computed independently for each period, six-month per share amounts may not equal the sum of the respective quarters.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Sales by Business Segment

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2018		2017		2018		2018		2017
Industrial Packaging	$4,022		$3,785		$3,827		$7,849		$7,362
Global Cellulose Fibers	692		612		677		1,369		1,176
Printing Papers	1,060		1,017		1,053		2,113		2,012
Corporate and Inter-segment Sales (g)	59		(31)		64		123		(35)
Net Sales	$5,833		$5,383		$5,621		$11,454		$10,515
Operating Profit by Business Segment
	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2018		2017		2018		2018		2017
Industrial Packaging	$537	(a)	$64	(c)	$437	(a)	$974	(a)	$448	(c)
Global Cellulose Fibers	66	(b)	7	(d)	11	(b)	77	(b)	(63)	(d)
Printing Papers	94		86	(e)	64		158		186	(e)
Total Business Segment Operating Profit	$697		$157		$512		$1,209		$571

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$490		$(23)		$356		$846		$194
Interest expense, net	133		137	(f)	135		268		279	(f)
Noncontrolling interest/equity earnings adjustment (h)	(4)		(1)		(1)		(5)		(1)
Corporate items (g)	30		17		9		39		41
Corporate special items, net	12		(7)		9		21		(7)
Non-operating pension expense	36		34		4		40		65
Adjusted Operating Profit	$697		$157		$512		$1,209		$571
Equity Earnings (Loss) in Ilim Holdings S.A., Net of Taxes	$57		$21		$92		$149		$71
Equity Earnings (Loss) in Graphic Packaging LLC	$15		$—		$2		$17		$—

(a)
Includes charges of $26 million, $22 million and $48 million for the three months ended June 30, 2018 and March 31, 2018 and the six months ended June 30, 2018, respectively, related to the optimization of our EMEA Packaging business, and charges of $6 million, $5 million and $11 million for the three months ended June 30, 2018 and March 31, 2018, and the six months ended June 30, 2018, respectively, for the removal of abandoned property at our mills and other costs.

(b)
Includes charges of $3 million, $4 million and $7 million for the three months ended June 30, 2018 and March 31, 2018, and the six months ended June 30, 2018, respectively, for the removal of abandoned property at our mills and other costs.

(c)
Includes a charge of $354 million for the three months and six months ended June 30, 2017 related to the settlement of the Kleen Products anti-trust class action lawsuit, a gain of $6 million for the six months ended June 30, 2017 for a net bargain purchase gain associated with the June 2016 acquisition of Holmen Paper's newsprint mill in Madrid, Spain and charges of $3 million and $4 million for the three months and six months ended June 30, 2017, respectively, for the removal of abandoned property at our mills and other costs.

(d)
Includes a charge of $14 million for the six months ended June 30, 2017 for the amortization of the inventory fair value step-up for the pulp business acquired in December 2016, charges of $5 million and $9 million for the three months and six months ended June 30, 2017, respectively, for costs associated with the acquisition and integration of that business and a charge of $1 million for the six months ended June 30, 2017 for the removal of abandoned property at our mills and other costs.

(e)	Includes a charge of $2 million for the three months and six months ended June 30, 2017 for the removal of abandoned property at our mills and other costs.

(f)	Includes a gain of $4 million for the three months and six months ended June 30, 2017 for interest income associated with an income tax refund claim.

(g)	Includes sales and operating profits of previously divested businesses.

(h)
Operating profits for business segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Profit to Operating Profit Before Special Items
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30, 2018
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$537	$66	$94	$697
Special Items Expense (Income) (a)	32	3	—	35
Operating Profit (Loss) Before Special Items	$569	$69	$94	$732

	Three Months Ended June 30, 2017
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$64	$7	$86	$157
Special Items Expense (Income) (b)	357	5	2	364
Operating Profit (Loss) Before Special Items	$421	$12	$88	$521

	Three Months Ended March 31, 2018
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$437	$11	$64	$512
Special Items Expense (Income) (a)	27	4	—	31
Operating Profit (Loss) Before Special Items	$464	$15	$64	$543

	Six Months Ended June 30, 2018
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$974	$77	$158	$1,209
Special Items Expense (Income) (a)	59	7	—	66
Operating Profit (Loss) Before Special Items	$1,033	$84	$158	$1,275

	Six Months Ended June 30, 2017
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$448	$(63)	$186	$571
Special Items Expense (Income) (b)	352	24	2	378
Operating Profit (Loss) Before Special Items	$800	$(39)	$188	$949

(a)	See footnotes (a) - (b) on Sales and Earnings by Business Segment

(b)	See footnotes (c) - (e) on Sales and Earnings by Business Segment

(1)
The Company calculates Operating Profit Before Special Items (non-GAAP) by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2018	2017	2018	2018	2017
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (c)	2,724	2,648	2,579	5,303	5,185
Containerboard	800	797	783	1,583	1,610
Recycling	597	555	537	1,134	1,140
Saturated Kraft	52	41	46	98	87
Gypsum /Release Kraft	67	58	53	120	111
Bleached Kraft	9	6	7	16	13
EMEA Packaging (c) (d)	387	400	397	784	774
Brazilian Packaging (c)	85	87	86	171	173
European Coated Paperboard	90	94	96	186	193
Industrial Packaging	4,811	4,686	4,584	9,395	9,286
Global Cellulose Fibers (In thousands of metric tons) (b)	884	896	895	1,779	1,773
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	484	465	470	954	954
European & Russian Uncoated Papers	342	380	361	703	739
Brazilian Uncoated Papers	265	288	260	525	552
Indian Uncoated Papers	66	67	67	133	128
Printing Papers	1,157	1,200	1,158	2,315	2,373

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.

(b)	Includes North American, European and Brazilian volumes and internal sales to mills.

(c)	Volumes for corrugated box sales reflect consumed tons sold (CTS). Board sales by these businesses reflect invoiced tons.

(d)	Excludes newsprint sales volumes at Madrid, Spain mill.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	June 30, 2018	December 31, 2017
Assets
Current Assets
Cash and Temporary Investments	$1,073	$1,018
Accounts and Notes Receivable, Net	3,526	3,287
Contract Assets	381	—
Inventories	2,050	2,313
Assets Held for Sale	—	1,377
Other	242	282
Total Current Assets	7,272	8,277
Plants, Properties and Equipment, Net	13,193	13,265
Forestlands	396	448
Investments	1,538	390
Financial Assets of Special Purpose Entities	7,061	7,051
Goodwill	3,378	3,411
Deferred Charges and Other Assets	958	1,061
Total Assets	$33,796	$33,903
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$684	$311
Accounts Payable and Accrued Liabilities	3,934	3,986
Liabilities Held for Sale	—	805
Total Current Liabilities	4,618	5,102
Long-Term Debt	10,805	10,846
Nonrecourse Financial Liabilities of Special Purpose Entities	6,295	6,291
Deferred Income Taxes	2,502	2,291
Pension Benefit Obligation	1,840	1,939
Postretirement and Postemployment Benefit Obligation	315	326
Other Liabilities	557	567
Equity
Invested Capital, Net of Treasury Stock	(144)	342
Retained Earnings	6,988	6,180
Total International Paper Shareholders’ Equity	6,844	6,522
Noncontrolling Interests	20	19
Total Equity	6,864	6,541
Total Liabilities and Equity	$33,796	$33,903

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Six Months Ended June 30,
	2018	2017
Operating Activities
Net earnings (loss)	$1,137	$289
Depreciation, amortization and cost of timber harvested	655	702
Deferred income tax expense (benefit), net	196	304
Restructuring and other charges	48	(16)
Litigation settlement	—	354
Net gain on transfer of North American Consumer Packaging business	(488)	—
Net bargain purchase gain on acquisition of business	—	(6)
Net (gains) losses on sales and impairments of businesses	—	9
Equity method dividends received	122	127
Equity (earnings) loss, net	(165)	(68)
Periodic pension expense, net	115	158
Other, net	57	73
Changes in current assets and liabilities
Accounts and notes receivable	(333)	(230)
Contract assets	(17)	—
Inventories	(26)	21
Accounts payable and accrued liabilities	142	(110)
Interest payable	2	(1)
Other	19	(328)
Cash Provided By (Used For) Operating Activities	1,464	1,278
Investment Activities
Invested in capital projects	(929)	(664)
Acquisitions, net of cash acquired	—	(44)
Net settlement on transfer of North American Consumer Packaging business	(40)	—
Proceeds from sale of fixed assets	2	17
Other	3	(39)
Cash Provided By (Used For) Investment Activities	(964)	(730)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(331)	(46)
Issuance of debt	411	132
Reduction of debt	(73)	(248)
Change in book overdrafts	(24)	(6)
Dividends paid	(393)	(382)
Cash Provided By (Used for) Financing Activities	(410)	(550)
Cash Included in Assets Held for Sale	—	(4)
Effect of Exchange Rate Changes on Cash	(35)	14
Change in Cash and Temporary Investments	55	8
Cash and Temporary Investments
Beginning of the period	1,018	1,033
End of the period	$1,073	$1,041

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash provided by (used for) Operating Activities	$801	$645	$1,464	$1,278
Adjustments:
Cash invested in capital projects	(440)	(290)	(929)	(664)
Free Cash Flow	$361	$355	$535	$614

Free cash flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.